Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-114529) and the Registration Statements on Form S-8 (No. 333-112934 and No. 333-30829) of Global Payment Technologies, Inc. of our report dated January 11, 2007, with respect to the financial statements of Global Payment Technologies Pty Ltd included in this Annual Report on Form 10-K for the year ended September 30, 2006.


/s/ Pitcher Partners


Sydney, Australia
January 11, 2007


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-114529) and the Registration Statements on Form S-8 (No. 333-112934 and No. 333-30829) of Global Payment Technologies, Inc. of our report dated January 11, 2007, with respect to the consolidated financial statements of eCash Holdings Pty Limited and subsidiaries included in this Annual Report on Form 10-K for the year ended September 30, 2006.


/s/ Pitcher Partners


Sydney, Australia
January 11, 2007



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